3: Exhibit 10

Exhibit 10

January 29, 2002

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Exhibit 10, Form N-1A

Calvert Social Investment Fund

2-75106 and 811-3334

Ladies and Gentlemen:

As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-effective Amendment No. 33 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to Calvert Social Investment Fund (the "Trust"), including its Declaration of Trust, its By-laws, other original or Photostat copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as deemed necessary to form the basis of this opinion.

Therefore, I consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 33 to its Registration Statement.

Sincerely,

/s/Susan Walker Bender

Associate General Counsel